                                                                    Exhibit 99.1

[POLYONE CORPORATION LOGO]


                                                                    NEWS RELEASE

For Immediate Release


                 POLYONE REPORTS RESULTS FOR THIRD-QUARTER 2003

     -    CURRENT-QUARTER OPERATING RESULTS IN LINE WITH COMPANY EXPECTATIONS
     - NORTH AMERICAN OPERATIONS REFLECT WEAK ECONOMIC CONDITIONS IN JULY AND AUGUST
     - ACTIONS TO REDUCE WORKING CAPITAL RESULT IN SIGNIFICANT CASH FLOW IMPROVEMENT
     - COMPANY EXECUTING FINANCIAL IMPROVEMENT ACTIONS IN THIRD AND FOURTH QUARTERS


CLEVELAND - October 29, 2003 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, today reported sales of $630.3 million for the quarter ended September 30, 2003, a decrease of $20.6 million, or 3 percent, from the 2003 second quarter. PolyOne had operating income of $6.9 million for the 2003 third quarter compared with operating income of $10.8 million in the second quarter. For third-quarter 2002, PolyOne reported sales of $650.7 million and operating income of $26.3 million.

Operating income before special items was $16.3 million in the third quarter of 2003 compared with $14.2 million in the 2003 second quarter and $31.6 million in the third quarter of 2002. Excluding special items, operating income in third-quarter 2003 improved from the 2003 second quarter by $2.1 million, despite softer sales. A schedule of special items and a reconciliation of operating income before special items to operating income are included in the attached Exhibit 1 and Exhibit 2. The 2003 third-quarter operating results, excluding the effects of special items, are in line with PolyOne's July 29, 2003, outlook for third-quarter results.

"We are encouraged that we were able to improve operating margins through our internal efforts to lower costs and cash flow, primarily through a significant reduction in our inventory," said Thomas A. Waltermire, PolyOne chairman and chief executive officer. "Our lower cost structure, coupled with improved sales demand toward the end of the quarter, made us profitable in September and is providing some momentum as we move into the fourth quarter."

Beginning late in the second quarter of 2003 and continuing into the third quarter, the Company took additional actions to streamline and simplify operations and to raise manufacturing operating rates. As a result, the 2003 third quarter includes special charges of $9.4 million pre tax for employee separations and plant closing costs.

During the 2003 third quarter, the Company recognized certain tax items that affect income tax expense and shareholders' equity, but do not impact PolyOne's net cash flow or liquidity.

In accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes," the Company determined that it must reduce the value of its tax credits because it has been losing money in the United States operations. As a result, the Company recognized non-cash income tax expense of $9.0 million, or $0.10 per share, in the 2003 third-quarter results to reduce the value of its tax credits. The accumulated valuation allowance for income taxes was $41.4 million at September 30, 2003. Once the Company returns to profitability in the U.S., the credits will be restored.

In addition, during the 2003 third quarter, the Company recorded a federal tax expense of $24.0 million, or $0.26 per share, for dividends to be paid by foreign subsidiaries as a result of certain tax planning strategies. This provision relates to repatriation of funds to the U. S., and should have no significant impact on PolyOne's overall liquidity.


THIRD-QUARTER 2003 BUSINESS HIGHLIGHTS
--------------------------------------

     - STRENGTHENED BALANCE SHEET: PolyOne made solid progress in reducing inventories and working capital investment. The result was a reduction of $25.4 million in net borrowing under the receivables sale facility in the third quarter of 2003.

     - DEBT REDUCTION: PolyOne announced in October 2003 that its future focus would be on its global Plastics Compounding and Color & Additive Masterbatch business operations and its Distribution business. These operations have the strongest market synergies and potential for success. PolyOne's other business operations - Elastomers and Performance Additives, Engineered Films and Specialty Resins - are being considered for divestment. Proceeds from the sales of these businesses would be used to reduce debt. The Company has set no deadline for divesting these business operations, which in 2002 had $617 million of PolyOne's $2.5 billion in sales. For the first nine months of 2003, these businesses had an operating loss before special charges of $7.2 million.

     - IMPROVING BUSINESS MARGINS: During the 2003 third quarter, management accelerated a number of programs to improve the performance of the North American operations. These programs included: segmenting the customer base to improve service and profitability, focusing sales resources more effectively on customers who can drive growth, streamlining costs for smaller transactions and emphasizing individual performance in sales force compensation. Further, as part of the ongoing effort to reduce PolyOne's selling and administrative costs to less than 10 percent of sales, approximately 170 positions were eliminated in a number of business operations and functional support departments.

     - ALIGNMENT OF CAPACITY WITH DEMAND: As part of an objective to reduce costs through improved manufacturing efficiencies, PolyOne closed its color additives plant in Fort Worth, Texas, in August 2003 and transferred production to other color plants with available capacity. The Company also reduced the work schedule from seven to five days at most of its vinyl compounding plants. Additionally, PolyOne closed two production lines at its Macedonia, Ohio, engineered materials plant. Altogether, these actions reduced PolyOne's workforce by approximately 100 employees.

     - EXPANSION APPROVED FOR CHINA: To further strengthen PolyOne's global position, the Board of Directors recently approved plans to build a new masterbatch and compound plant in China - the Company's third plant in China and fifth in Asia. PolyOne anticipates that the facility will begin operations in late 2004. Currently, Asia accounts for about 3 percent of PolyOne's sales.

BUSINESS SEGMENT PERFORMANCE HIGHLIGHTS
---------------------------------------

PERFORMANCE PLASTICS: Third-quarter 2003 operating income, excluding special charges, improved $3.6 million, or 49 percent, compared with the second quarter of 2003, principally as a result of previous cost reduction actions. This improvement occurred despite a sales decrease of 3 percent over the same period. Overall, shipments decreased 2 percent in the third quarter compared with the second quarter as strong demand in September only partially offset lackluster business in July and August. The exception was the Asian operations, which recovered from SARS-related issues in the second quarter of 2003 and increased shipments 9 percent from the second quarter.

ELASTOMERS AND PERFORMANCE ADDITIVES: Sales and shipments decreased 3 percent and 1 percent, respectively, in the third quarter of 2003 compared with the 2003 second quarter, principally because of a decline in automotive demand. Customer sales, however, improved during September from July and August levels.

DISTRIBUTION: A slow July and August resulted in a 4 percent decline in sales from the 2003 second quarter to the third quarter of 2003. Shipments, however, were unchanged over the same period. Product mix contributed to the difference as shipments of lower-priced commodity-grade resins improved in the third quarter.

RESIN AND INTERMEDIATES: Earnings from equity affiliates were essentially flat in the third quarter of 2003 compared with the 2003 second quarter. These better-than-anticipated results were driven principally by strong sales demand for polyvinyl chloride (PVC) resin, which boosted shipments from Oxy Vinyls, LP by approximately 16 percent over the previous quarter.

                      SUMMARY OF THIRD-QUARTER 2003 RESULTS
                      -------------------------------------
                  (Dollars in millions, except per share data)

                                                             3Q03          2Q03          3Q02
                                                             ----          ----          ---

Sales                                                      $ 630.3       $ 650.9       $ 650.7

Operating income                                               6.9          10.8          26.3
Operating income, before special items                        16.3          14.2          31.6
Income (loss) before discontinued operations and
   cumulative effect of a change in accounting               (43.2)         (6.0)         (6.0)
Net income (loss)                                          $ (43.2)      $  (6.0)      $   9.8

Income (loss) per share, diluted                           $ (0.47)      $ (0.07)      $  0.11
Income (loss) per share before discontinued
   operations and effect of a change in accounting           (0.47)        (0.07)         0.11


Per share effect of excluding special items, increase         0.43          0.03          0.04

                      SUMMARY OF YEAR-TO-DATE 2003 RESULTS
                      ------------------------------------
                  (Dollars in millions, except per share data)

                                                                9 MO. 2003      9 MO. 2002
                                                                ----------      ----------

Sales                                                            $ 1,926.7       $ 1,917.9

Operating income                                                       1.5            52.3
Operating income, before special items                                40.9            62.0
Income (loss) before discontinued operations and cumulative
   effect of a change in accounting                                  (68.5)           11.0
Net income (loss)                                                $   (68.5)      $   (41.4)

Income (loss) per share, diluted                                 $   (0.75)      $   (0.45)
Income (loss) per share before discontinued operations and
   effect of a change in accounting                                  (0.75)           0.12

Per share effect of excluding special items, increase                 0.64            0.07


FOURTH-QUARTER 2003 BUSINESS OUTLOOK
------------------------------------
In North America, where there are modest signs of economic recovery, customer sales demand strengthened in September from weakness in July and August. This improved sales demand carried over to early October. While sales demand in the second half of the fourth quarter is very difficult to project, PolyOne estimates that North American 2003 fourth-quarter sales will be seasonally slower and could approximate 2002 fourth-quarter levels. International sales are expected to increase 10 to 15 percent over the same period, driven principally by the Transcolor acquisition.

For PolyOne's operating businesses (total Company less the Resin and Intermediates segment), 2003 fourth-quarter prices and raw material costs are expected to remain unchanged from the third quarter of 2003. Selling and administrative costs are expected to be lower in the fourth quarter versus the previous quarter.

PVC resin sales demand in the 2003 fourth quarter is forecasted to be seasonally lower than 2003 third-quarter levels, but ahead of fourth-quarter 2002 levels. Average industry PVC resin selling prices are projected to approximate the 2003 third quarter. As a result of projected raw material increases, PVC resin industry spreads could decrease compared with the third quarter of 2003.

Chlor-alkali demand is also projected to be seasonally down in the 2003 fourth quarter compared with the third quarter of 2003. The combination of anticipated lower sales demand and resin spreads results in a projected reduction of $3 million to $5 million in operating income before any special items for the Resin and Intermediates segment in the fourth quarter compared with the third quarter of 2003.

Special items pre-tax expense in the fourth quarter of 2003 is projected to be approximately $12 million for restructuring actions initiated to date, including the Elastomers and Performance Additives plant closings announced separately today. For the three non-core businesses that may be divested, an assessment of potential asset impairment will occur in the 2003 fourth quarter; results are unknown at this time. Also, the fourth-quarter after-tax special items will include a tax valuation allowance related to the fourth-quarter domestic operating losses.

The cumulative result of these factors (seasonally lower revenues and projected lower Resin and Intermediates equity earnings, partially offset by reduced overhead costs) is that PolyOne expects a fourth-quarter 2003 loss of $0.32 to $0.42 per share, and a loss before special items of $0.08 to $0.14 per share. Before special items, the 2003 fourth-quarter operating loss is expected to be from $0.02 to $0.08 per share better than the comparable 2002 fourth-quarter amount.

Despite this earnings outlook, the Company expects to generate positive cash flow in the 2003 fourth quarter, largely as a result of ongoing efforts to further reduce its working capital and reduced seasonal requirements.

"Because we remain cautious about a rebound in the economy, we are taking additional cost reduction actions that should benefit the 2003 fourth quarter and return the overall business to profitability in 2004," said Waltermire. "We are taking the necessary steps to bring our cost structure in line with current demand and to reduce our working capital needs structurally. These steps, plus our recent decision to make available for divestment businesses totaling more than $600 million in sales, are being taken to focus our Company on its strengths, improve our operating results and strengthen our balance sheet."

SUPPLEMENTAL INFORMATION
------------------------
The Company makes available additional information regarding its performance, as well as information on key drivers of its operating results. This information will be posted today on its Web site at www.polyone.com in the corporate investor relations section under the listing "Supplements." The supplemental information also can be obtained, once available, from the contact listed below.

POLYONE THIRD-QUARTER 2003 CONFERENCE CALL
------------------------------------------
PolyOne will host a conference call at 9 a.m. Eastern time on October 30, 2003. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 6571867. The call will be broadcast live and then via replay for two weeks on the Company's Web site: http://www.polyone.com.


ABOUT POLYONE
-------------
PolyOne Corporation, with 2002 annual revenues approximating $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe and Asia. Information on the Company's products and services can be found at http://www.polyone.com.

PolyOne Investor & Media Contact:           Dennis Cocco
                                            Vice President, Investor Relations
                                            & Communications
                                            440-930-1538

FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from the initiatives related to restructuring programs including cost reduction and employee productivity goals; (2) a delay or inability to achieve targeted debt level reductions through divestitures or other means; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company's markets;
(5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services within the Company's various businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; (15) an inability or delay in finding buyers of non-core assets for reasonable and acceptable terms; (16) an inability to access the receivables sale facility as a result of breaching covenants; (17) any poor performance of our pension plan assets and any obligation on our part to fund our pension plan; and (18) any or a delay or inability to bring the North American colors and performance additives and the engineered materials product platforms to profitability.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #10203)

                                       ###

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                             Three Months Ended              Nine Months Ended
                                                                                September 30,                  September 30,
                                                                         --------------------------     ---------------------------
                                                                            2003           2002            2003            2002
                                                                         -----------    -----------     -----------     -----------

Sales                                                                    $     630.3    $     650.7     $   1,926.7     $   1,917.9

Operating costs and expenses:
  Cost of sales                                                                539.8          548.9         1,651.3         1,598.0
  Selling and administrative                                                    67.3           68.7           209.4           224.0
  Depreciation and amortization                                                 18.2           18.2            55.1            54.6
Employee separation and plant phase-out                                          8.2            0.2            35.2             1.1
Loss on divestiture of equity investment                                         -              -               -               1.5
Income from equity affiliates and minority interest                            (10.1)         (11.6)          (25.8)          (13.6)
                                                                         -----------    -----------     -----------     -----------
Operating income                                                                 6.9           26.3             1.5            52.3

Interest expense                                                               (19.2)         (11.6)          (49.0)          (31.4)
Interest income                                                                  0.3            0.1             0.6             0.6
Other income (expense), net                                                     (3.5)           0.5           (10.1)           (3.9)
                                                                         -----------    -----------     -----------     -----------
Income (loss) before income taxes, discontinued operations, and
    cumulative effect of change in accounting method                           (15.5)          15.3           (57.0)           17.6

Income tax expense                                                             (27.7)          (5.7)          (11.5)           (6.6)
                                                                         -----------    -----------     -----------     -----------
Income (loss) before discontinued operations and
     cumulative effect of a change in accounting                               (43.2)           9.6           (68.5)           11.0
Income from discontinued operations, net of income taxes                         -              0.2             -               1.3
Cumulative effect of a change in goodwill accounting,
     net of income tax benefit of $1.0 million                                   -              -               -             (53.7)
                                                                         -----------    -----------     -----------     -----------
Net income (loss)                                                        $     (43.2)   $       9.8     $     (68.5)    $     (41.4)
                                                                         ===========    ===========     ===========     ===========

Income (loss) per share of common stock:
     Basic income (loss) per share before discontinued operations
          and effect of change in accounting                             $      (.47)   $       .11     $      (.75)    $       .12
     Discontinued operations                                                     -              -               -               .01
     Cumulative effect of a change in accounting                                 -              -               -              (.59)
                                                                         -----------    -----------     -----------     -----------
     Basic income (loss) per share                                       $      (.47)   $       .11     $      (.75)    $      (.46)
                                                                         ===========    ===========     ===========     ===========

     Diluted income (loss) per share before discontinued operations
          and effect of change in accounting                             $      (.47)   $       .11     $      (.75)    $       .12
     Discontinued operations                                                     -              -               -               .01
     Cumulative effect of a change in accounting                                 -              -               -              (.58)
                                                                         -----------    -----------     -----------     -----------
     Diluted income (loss) per share                                     $      (.47)   $       .11     $      (.75)    $      (.45)
                                                                         ===========    ===========     ===========     ===========

Weighted average shares used to compute loss per share:
     Basic                                                                      91.1           90.7            91.0            90.6
     Diluted                                                                    91.1           91.7            91.0            92.1

Dividends paid per share of common stock                                 $       -      $     .0625     $       -       $     .1875

                      POLYONE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                  (IN MILLIONS)


                                                     September 30,  December 31,
ASSETS                                                   2003          2002
                                                       --------      --------
Current assets:
  Cash and cash equivalents                            $   50.4      $   41.4
  Accounts receivable, net                                315.2         164.3
  Inventories                                             259.1         253.7
  Deferred taxes                                           41.2          42.1
  Other current assets                                     22.8          12.7
                                                       --------      --------
    Total current assets                                  688.7         514.2
Property, net                                             656.6         682.1
Investment in equity affiliates                           264.1         271.8
Goodwill, net                                             444.7         444.0
Other intangible assets, net                               29.8          32.8
Other non-current assets                                   63.8          52.6
                                                       --------      --------
      Total assets                                     $2,147.7      $1,997.5
                                                       ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank debt                                 $    0.9      $    0.7
  Accounts payable                                        257.0         242.0
  Accrued expenses                                        133.9         160.2
  Current portion of long-term debt                         0.8          91.0
                                                       --------      --------
    Total current liabilities                             392.6         493.9
Long-term debt                                            785.2         492.2
Deferred taxes                                             40.7          39.0
Post-retirement benefits other than pensions              120.9         122.5
Other non-current liabilities, including pensions         266.0         261.2
Minority interest in consolidated subsidiaries             10.2           9.0
                                                       --------      --------
    Total liabilities                                   1,615.6       1,417.8
Shareholders' equity:
  Preferred stock                                           -             -
  Common stock                                              1.2           1.2
  Other shareholders' equity                              530.9         578.5
                                                       --------      --------
    Total shareholders' equity                            532.1         579.7
                                                       --------      --------
      Total liabilities and shareholders' equity       $2,147.7      $1,997.5
                                                       ========      ========

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                           Three Months Ended          Nine Months Ended
                                                                              September 30,              September 30,
                                                                         ---------------------       ---------------------
                                                                           2003          2002          2003          2002
                                                                         -------       -------       -------       -------
OPERATING ACTIVITIES
     Net income (loss)                                                   $ (43.2)      $   9.8       $ (68.5)      $ (41.4)
     Cumulative effect of a change in accounting                               -             -             -         (53.7)
     Income from discontinued operations                                       -           0.2             -           1.3
                                                                         -------       -------       -------       -------
     Income (loss) from continuing operations                              (43.2)          9.6         (68.5)         11.0
     Adjustments to reconcile net income (loss) to net
       cash used by operating activities:
         Employee separation and plant phase-out charges                     8.2           0.2          35.2           1.1
         Cash payments on employee separation and plant phase-out          (12.0)         (4.4)        (35.3)        (12.1)
         Depreciation and amortization                                      18.2          18.2          55.1          54.6
         Unrealized currency gains                                          (2.0)         (7.2)         (8.9)        (10.8)
         Loss on sale of assets                                                -             -           0.2             -
         Investment write-down and loss on sale of equity affiliate            -             -             -           1.5
         Companies carried at equity and minority interest:
            Income  from equity affiliates                                 (11.0)        (12.2)        (27.2)        (15.0)
            Minority interest expense                                        0.9           0.6           1.4           1.4
            Dividends and distributions received                            10.6          13.8          12.6          16.8
         Deferred income taxes                                              24.2           2.3             -           0.9
         Change in assets and liabilities:
             Operating working capital:
                 Accounts receivable                                       (16.0)         17.0        (141.1)        (72.3)
                 Inventories                                                27.3          (2.2)          1.3         (32.9)
                 Accounts payable                                          (13.0)         (0.5)          9.3         (20.1)
             Accrued expenses and other                                     15.2         (14.2)          1.5          15.7
                                                                         -------       -------       -------       -------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES
     FOR CONTINUING OPERATIONS                                               7.4          21.0        (164.4)        (60.2)

INVESTING ACTIVITIES
     Capital expenditures                                                   (8.8)        (16.1)        (24.9)        (49.1)
     Decrease in restricted cash                                            53.7             -             -             -
     Return of capital by equity affiliates, net of investment                 -           2.8          (0.1)          2.3
     Business acquired, net of cash received                                   -             -         (15.8)            -
     Proceeds from sale of assets                                            4.4           0.8          27.0           1.9
                                                                         -------       -------       -------       -------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES
     FOR CONTINUING OPERATIONS                                              49.3         (12.5)        (13.8)        (44.9)

FINANCING ACTIVITIES
     Change in short-term debt                                             (56.1)         (3.7)        (90.1)         (5.8)
     Change in long-term debt                                               (6.1)         (1.1)        297.8         153.9
     Debt issuance Costs                                                    (0.7)            -         (14.7)         (4.9)
     Termination of interest rate swap agreements                           (2.6)          8.3          (2.6)          8.3
     Proceeds from the exercise of stock options                               -           2.0             -           7.0
     Dividends                                                                 -          (5.7)            -         (16.9)
                                                                         -------       -------       -------       -------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES
     FOR CONTINUING OPERATIONS                                             (65.5)         (0.2)        190.4         141.6

NET CASH USED BY DISCONTINUED OPERATIONS                                       -             -             -           1.4

Effect of exchange rate changes on cash                                     (4.0)         (1.1)         (3.2)         (2.7)
                                                                         -------       -------       -------       -------

INCREASE IN CASH AND CASH EQUIVALENTS                                      (12.8)          7.2           9.0          35.2

Cash and cash equivalents at beginning of period                            63.2          46.2          41.4          18.2
                                                                         -------       -------       -------       -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  50.4       $  53.4       $  50.4       $  53.4
                                                                         =======       =======       =======       =======

                                                                       Exhibit 1

                      SUMMARY OF SPECIAL ITEMS (UNAUDITED)
                                  (In millions)

                                                                     Three Months                 Nine Months
                                                            -----------------------------     ------------------
                                                             3Q03         2Q03      3Q02       2003        2002
                                                            ------       -----      -----     ------       -----
Employee separation and plant phase-out costs(1)            $ (8.2)      $(2.1)     $(0.2)    $(35.2)      $(1.1)
Period plant phase-out costs incurred(2)                      (1.2)       (0.3)      (0.5)      (2.4)       (0.7)
Equity affiliate - employee severance, liabilities
     associated with the temporary idling of a plant
     and cumulative effect of a change in accounting(3)          -        (1.0)      (4.1)      (1.8)       (4.9)
Loss on divestiture of equity investment(4)                      -           -          -          -        (1.5)
                                                            ------       -----      -----     ------       -----
    Subtotal - impact on EBITDA (expense)                     (9.4)       (3.4)      (4.8)     (39.4)       (8.2)
Plant phase-out accelerated depreciation(2)                      -           -       (0.5)         -        (1.5)
                                                            ------       -----      -----     ------       -----
    Subtotal - impact on operating (expense)                  (9.4)       (3.4)      (5.3)     (39.4)       (9.7)
Loss on sale(5)                                                  -        (0.2)         -       (0.2)          -
                                                            ------       -----      -----     ------       -----
    Total  - impact pre tax (expense)                         (9.4)       (3.6)      (5.3)     (39.6)       (9.7)
Income tax benefit on above items                              3.0         1.3        1.9       14.7         3.5
Foreign dividend tax(6)                                      (24.0)          -          -      (24.0)          -
Tax allowance(7)                                              (9.0)          -          -       (9.0)          -
                                                            ------       -----      -----     ------       -----
    Total - after tax (expense) before discontinued
         operations and cumulative effect of a change
         in accounting                                      $(39.4)      $(2.3)     $(3.4)    $(57.9)      $(6.2)
                                                            ======       =====      =====     ======       =====


(1) These costs include severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs and the write-down of the carrying value of plants and equipment related to restructuring initiatives. The 2003 expense relates to the following:
     - January 16, 2003 announcement to reduce approximately 400 staff personnel.
     - March 26, 2003 announcement to exit an Engineering Films plant in Yerington, Nevada.
     -    June 2003 decision to close the Fort Worth, Texas plant.
     - Second quarter reversal of restructuring costs provided for in prior years.
     - Third quarter reduction of 112 North American plastics personnel (71 in manufacturing and 41 in sales and administration). Manufacturing reductions include the shutdown of the St. Remi, Quebec powder production, elimination of vinyl compound production shifts and staff reductions at the Macedonia, Ohio engineered materials plant.
     -    Third quarter closure of two leased Ohio administrative offices.
     - Third quarter closure of a portion of the Mexico distribution business. The restructuring costs include asset write-offs totaling $0.4 million.
The 2002 expense was associated with the consolidation of certain activities related to the Formulator operations in the Performance Plastics business segment.

(2) These are plant and phase-out costs associated with the 2001 Geon restructuring initiatives that are to be recognized as period costs versus when the restructuring initiative was approved. In connection with the acquisition of Hanna and resulting formation of PolyOne, management developed several initiatives to capture the strategic value of the combined former Geon and former Hanna businesses. This resulted in several announcements in 2001 that former Geon plants and Hanna plants would be closed. The initiatives also included the termination of corporate and other positions at Geon and former Hanna locations. The 2003 third quarter expense is for the write-off of inventory and receivables as a result of the decision to close the Mexico distribution business.

(3) The second quarter 2003 expense relates to employee severance costs associated with a personnel reduction undertaken by OxyVinyls. In addition, the 2003 first nine months expense includes a charge for the cumulative effect of a change in accounting upon OxyVinyls adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations." The 2002 costs include PolyOne's share of OxyVinyls employee severance, plant phase-out costs and liabilities associated with the temporary idling of a plant in December 2001 and the asset write-off and decommissioning costs related to the permanent closure of a portion of a plant in 2002.

(4) Includes the 2002 first quarter loss on our divestiture of our 37.4% investment in the PVC resin operations of Australian Vinyls Corporation.

(5) Loss recorded for the sale of our European vinyl compounding business.

(6) U.S. tax expense related to foreign subsidiary dividends to be paid in the fourth quarter of 2003.

(7) Tax allowance to reduce net U.S. deferred income tax assets resulting from operating loss carry-forwards.

                                                                       Exhibit 2

             BUSINESS SEGMENT OPERATIONS AND OTHER DATA (UNAUDITED)
                                  (IN MILLIONS)

Senior management uses operating income before special items as a business segment measure of operating performance. Also, EBITDA before special items is used as a business segment cash flow metric. For a reconciliation from operating income to operating income before special items to EBITDA before special items and EBITDA to EBITDA before special items, see the following table. Operating income before special items and EBITDA before special items are non-GAAP measures and should not be considered an alternative to any other measures of performance in accordance with GAAP. Senior management presents operating income before special items and EBITDA before special items when discussing the business segments because senior management believes such measures are useful in assessing the underlying earnings and cash generating power of each business segment. Special items include gains and losses associated with the specific strategic initiatives such as restructuring or consolidation of operations, gains and losses attributable to divestment of joint venture, and certain one-time item.

Accordingly, senior management believes that excluding special items provides insight into the underlying metric achievement level and their potential future implication. Operating income before special items and EBITDA before special items may not be comparable to financial performance measures presented by other companies.




                                                                Three Months                        Nine Months
                                                     ----------------------------------       -----------------------
OPERATIONS:                                            3Q03         2Q03         3Q02           2003           2002
                                                     --------     --------     --------       --------       --------

Sales:
    Performance Plastics                             $  445.3     $  460.5     $  448.9       $1,353.4       $1,321.9
    Elastomers and Performance Additives                 84.6         87.5         95.2          266.1          282.7
    Distribution                                        128.1        133.1        135.8          397.1          393.8
    Resin & Intermediates                                   -            -            -              -              -
    Other                                               (27.7)       (30.2)       (29.2)         (89.9)         (80.5)
                                                     --------     --------     --------       --------       --------
                                                     $  630.3     $  650.9     $  650.7       $1,926.7       $1,917.9
                                                     ========     ========     ========       ========       ========


Operating income (loss) before special items:
    Performance Plastics                             $   10.9     $    7.3     $   16.8       $   23.0       $   48.6
    Elastomers and Performance Additives                  0.1          1.2          5.0            3.5           11.7
    Distribution                                          2.7          2.8          2.4            8.4            8.1
    Resin & Intermediates                                 7.5          7.5         11.4           19.0            6.9
    Other                                                (4.9)        (4.6)        (4.0)         (13.0)         (13.3)
                                                     --------     --------     --------       --------       --------
                                                     $   16.3     $   14.2     $   31.6       $   40.9       $   62.0
                                                     ========     ========     ========       ========       ========

OTHER DATA:

EBITDA before special items:
    Performance Plastics                             $   25.1     $   22.0     $   30.7       $   66.6       $   90.1
    Elastomers and Performance Additives                  3.1          4.2          7.7           12.6           20.8
    Distribution                                          3.1          3.2          2.8            9.6            9.5
    Resin & Intermediates                                 7.6          7.5         12.0           19.2            7.5
    Other                                                (4.4)        (4.3)        (3.9)         (12.0)         (12.8)
                                                     --------     --------     --------       --------       --------
                                                     $   34.5     $   32.6     $   49.3       $   96.0       $  115.1
                                                     ========     ========     ========       ========       ========


Reconciliation:
     Operating income                                $    6.9     $   10.8     $   26.3       $    1.5       $   52.3
     Special items, expense                               9.4          3.4          5.3           39.4            9.7
                                                     --------     --------     --------       --------       --------
          Operating income before special items          16.3         14.2         31.6           40.9           62.0
     Depreciation and amortization                       18.2         18.4         18.2           55.1           54.6
     Accelerated depreciation in special items              -            -         (0.5)             -           (1.5)
                                                     --------     --------     --------       --------       --------
          EBITDA before special items                $   34.5     $   32.6     $   49.3       $   96.0       $  115.1
                                                     ========     ========     ========       ========       ========
     EBITDA                                          $   25.1     $   29.2     $   44.5       $   56.6       $  106.9
     Impact of special items, expense                     9.4          3.4          4.8           39.4            8.2
                                                     --------     --------     --------       --------       --------
          EBITDA before special items                $   34.5     $   32.6     $   49.3       $   96.0       $  115.1
                                                     ========     ========     ========       ========       ========


Note: The "Other" segment primarily consists of the elimination of inter-business segment sales and profit in inventories and unallocated corporate costs.